GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER  IDENTIFICATION  NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer. All OSectionO references are to the Internal revenue Code of 1986, as amended. OIRSO is the Internal Revenue Service.




                                 GIVE THE SOCIAL                                                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:        SECURITY NUMBER OF--                       FOR THIS TYPE OF ACCOUNT:    DENTIFICATION NUMBER OF--
----------------------------------------------------------------------------------------------------------------------------------
1.   Individual                  Individual                                   6.   Sole Proprietorship         The Owner(3)

2.   Two or more individuals     The actual owner of the                      7.   A Valid Trust, Estate or    The Legal Entity(4)
     (joint account)             account or, if combined funds, the                Pension Trust
                                 first individual on the account(1)
                                                                              8.   Corporate                   The Corporation
3.   Custodian account of a      The minor(2)
     minor (Uniform Gift to                                                   9.   Association, Club,          The Organization
     Minors Act)                                                                   Religious, Charitable,
                                                                                   Educational or Other
4.   (a) The usual revocable     The grantor-trustee(1)                            Tax-exempt
savings trust account                                                              Organization
(grantor is also
trustee)                                                                      10.  Partnership                 The Partnership

     (b) So-called trust         The actual owner(1)                          11.  A Broker or Registered      The Broker or Nomine
account that is not a                                                         Nominee
legal or valid trust
under State law                                                               12.  Account With the            The Public Entity
                                                                              Department of
5.   Sole proprietorship         The owner(3)                                 Agriculture in the Name
account                                                                       Of a Public Entity (Such
                                                                              As a State or Local
                                                                              Government, School
                                                                              District or Prison) That
                                                                              Receives Agricultural
                                                                              Program Payments


--------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish minor's social security number.
(3) You must show your individual name, but you may also enter your business or Odoing business asO name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2




OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o    A corporation.

o    A financial institution.

o An organization exempt from tax under Section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7) (if the account satisfies the requirements of Section 401(f)(2)).

o    The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

o    An international organization or any agency or instrumentality thereof.

o A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

o    A real estate  investment  trust.

o    A common trust fund operated by a bank under Section 584(a).

o    A trust exempt from tax under  Section 664 or described in Section  4947:

o    An entity registered at all times under the Investment Company Act of 1940.

o    A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o    Payments  of  patronage  dividends  not paid in money.

o    Payments made by certain foreign organizations.

o    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

o    Payments described in Section 6049(b)(5) to non-resident aliens.

o    Payments on tax-free covenant bonds under Section 1451.

o    Payments  made by  certain  foreign  organizations.

o    Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 604lA(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.